EXHIBIT 10.19.3

Adopted by Board of Directors
Effective as of December 1, 2015

AMENDMENT NO. 2
TO
DIRECTOR COMPENSATION PLAN
OF
CORENERGY INFRASTRUCTURE TRUST, INC.

WHEREAS, the Director Compensation Plan (the “Director Plan”) of CorEnergy Infrastructure Trust, Inc. (the “Company”) was approved by the Company’s Board of Directors as of April 5, 2014, and was approved by stockholders at the Company’s 2014 Annual Meeting on May 28, 2014; and

WHEREAS, Amendment No. 1 to the Director Plan was approved the Board of Directors of the Company, effective as of September 15, 2014, to: (i) correct a typographical error in the introductory paragraph of the Director Plan; (ii) allow the Company the flexibility of funding the stock retainer payments called for by the Director Plan either by issuing shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), or by funding the acquisition of shares in the open market for a designated account for each Compensated Director (as defined in the Director Plan); and (iii) provide that the Director Plan shall have a term of ten (10) years, ending on April 1, 2024; and

WHEREAS, at a meeting held on October 28, 2015, the Board of Directors of the Company approved this further amendment to the Director Plan in conjunction with the approval of a one for five (1-for-5) reverse split of the Company’s outstanding shares of Common Stock, which will become effective as of 5:01 p.m., Eastern Time, on December 1, 2015 (the “Reverse Stock Split”); and

WHEREAS, the Board of Directors has received the advice of counsel that a further amendment of the Director Plan on the terms set forth herein should not be deemed a “material” amendment requiring the approval of the Company’s stockholders.

NOW, THEREFORE, pursuant to the action of the Board of Directors of the Company on October 28, 2015 approving this amendment in connection with the Reverse Stock Split, the Director Plan is hereby amended as follows:

Section 6 of the Director Plan is hereby deleted in its entirety and restated to read as follows:

6.
Aggregate Number of Shares Subject to the Plan. The aggregate number of shares of the Company’s common stock that may be granted to Compensated Directors pursuant to this Plan shall be 20,000 shares, subject to appropriate adjustment, as determined by the Board, in the event of any changes in the outstanding shares of the Company’s stock or in the capital structure of the Company by reason of any stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in the Company’s capitalization occurring after the Effective Date.

All other terms and provisions of the Director Plan shall remain as stated therein and this Amendment No. 2 shall be effective as of 5:02 p.m., Eastern Time, on December 1, 2015.